(3) (b) Form of Sales Agreement

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Transamerica Occidental Life Insurance Company       Transamerica Life Insurance
1150 South Olive Street                                 Company of New York
Los Angeles, CA  90015                               100 Manhattanville Road
                                                     Purchase, NY  10577

Transamerica Life Insurance and Annuity Company
401 North Tryon Street
Charlotte, NC  28202



                   VARIABLE INSURANCE PRODUCTS SALES AGREEMENT

The parties to this agreement are: (i) the Insurance Company which has executed this agreement on the signature page (referred to as "the Insurance Company");
(ii) the Insurance Company's underwriter, Transamerica Securities Sales Corporation (referred to as "the Underwriter"), and (iii) the Broker-Dealer named below (referred to as "you" or "the Broker"). The Insurance Company and the Underwriter are collectively referred to as "we", "us" or "the Company". If more than one Insurance Company has executed this agreement, each such execution shall be deemed to create a new and separate agreement between the Insurance Company, the Underwriter and the Broker. In that case, the terms of this agreement shall apply separately with regard to each such agreement and no Insurance Company shall be liable for the obligations or actions of any other Insurance Company.

This agreement is effective on the date set forth below.

The terms of this agreement are as follows:

  1.     APPOINTMENT

         You are appointed by the Company for the purpose of soliciting applications for and servicing variable insurance products ("Contracts") and otherwise transacting the business of this agreement.

         You accept such appointment and agree to comply with all applicable laws and regulations, and to diligently devote yourself to the business of this appointment in order to sell new Contracts and prevent the termination of existing Contracts.

  1.1    TERRITORY; NON-EXCLUSIVITY

         Unless otherwise specified by us, you are authorized to solicit applications in any jurisdiction in which we are authorized to offer such Contracts and in which you are licensed and authorized to represent us. We reserve the right to limit your territory at any time.

         You are not obligated to represent us exclusively, and you do not have an exclusive right to solicit Contracts for us in any area.

         You agree that you will not solicit or accept business within the state of Hawaii, or from any resident of Hawaii, without our written consent.

  1.2    INDEPENDENT CONTRACTOR

         You are an independent contractor. Nothing contained in this agreement is to be construed to create the relation of employer and employee between the Company and you. You may exercise your own judgment as to the time and manner in which you may perform the services required to be performed by you under this agreement. We may, from time to time, prescribe rules and regulations concerning the conduct of the business covered by this agreement which do not interfere with such freedom of action.

                              VAR0119 (Rev. 7/00) 1
  2.     SOLICITATION OF APPLICATIONS

         We will inform you from time to time which products you are authorized to sell. Solicitation of Contracts authorized under this agreement will be performed by you or by solicitors in accordance with the terms set forth below.

         A solicitor is a properly licensed registered representative who is employed by or associated with you and is appointed by us to solicit Contracts in your name. You are responsible for assuring that all solicitors are persons of good character.

         You agree not to allow any solicitor to engage in the services authorized under this agreement, except in accordance with this Section.

         At our option, we may refuse to contract with or appoint any proposed solicitor and may terminate any agreement with or appointment of a solicitor. You will be solely responsible for the payment of any compensation to solicitors, and you agree to hold us harmless from all claims for commissions or other compensation by any solicitor.

  2.1    LICENSING

         Neither you nor any solicitor may engage in any activities under this agreement unless and until you and they are properly licensed and/or registered, as required, to perform such services in the particular state or jurisdiction involved in accordance with all applicable laws and regulations, including, but not limited to, any certification or continuing education requirements and any applicable rules or other requirements of the National Association of Securities Dealers ("NASD").

         You agree to undertake and pay for all actions necessary to acquire and maintain any necessary licenses and registrations for yourself and/or the solicitors. We will take the necessary actions, including the payment of applicable fees, to appoint you and the solicitors to represent us in the states in which you and they reside. We will appoint you and the solicitors to represent us in additional states at your expense.

  2.2    SUPERVISION

         You are responsible for the performance of solicitors and your employees and associated persons. You agree to take all necessary steps to communicate the Company's rules and regulations to such persons, and to assure that they comply with such rules and regulations, as well as all other applicable laws and regulations. You will supervise and train registered representatives and other associated persons to ensure compliance with Company policies and applicable laws.

  3.     RESPONSIBILITIES OF THE BROKER

         You will abide by the following in the conduct of your activities under this agreement:

  3.1    COMPANY REGULATIONS

         To the extent they do not conflict with the terms of this agreement, you will conform to the rules and regulations of the Company now or hereafter in force. Such rules and regulations will constitute a part of this agreement. This provision shall not be construed to alter the relationship of the parties as provided in Section 1.2 above.

  3.2    LIMITATION OF AUTHORITY

         You have no authority to alter, modify, waive or change any of the terms, rates or conditions of our contracts or policies whether or not covered by this agreement. You have no authority to obligate us in any manner whatsoever nor to receive monies due to us, except as otherwise provided in this agreement or as may be authorized in writing by us.

                              VAR0119 (Rev. 7/00) 2
  3.3    COMPANY RECORDS

         All documents, records, software and other data and information, in whatever form they may be, which pertain to the Company's policyholders or any other business of the Company, are and will remain the property of the Company. Any such property in your possession shall be at any time and all times open to inspection by the Company or its authorized representative, and upon termination of this agreement you will promptly turn all such property over to the Company or its authorized representatives.

         You acknowledge that all documents, records, software and other data, information and supplies referred to in this Section 3.3 are confidential and proprietary to the Company, and you agree to preserve the confidentiality and privacy of the Company in all of the same; and you further agree that you will not, without the Company's prior written consent, release or disclose any of the same or their contents to any person, or otherwise use any of the same or their contents in any manner, except in furtherance of the business of this agreement or as required by legal process.

         Nothing contained in this Section 3.3 is intended to restrict your right to retain possession of your records and other materials relating solely to your producers and solicitors.

  3.4    ACCOUNTS AND RECORDS

         You agree that you will keep customary and accurate accounts of receipts and disbursements and will, at our request and in accordance with our instructions, account for all Contracts, receipts, premiums and other monies or securities received and all property and supplies received from the Company. We may, at any time, make copies of the records of such accounts, records and documents, and all such records, documents, supplies and other property relating to the business transacted under this agreement will be the property of the Company, open to inspection at all times by our authorized representatives, and at the termination of this agreement will be delivered to us upon demand. We will furnish you a current statement of your commission account within a reasonable time after receipt of a written request from you.

  3.5    COLLECTION AND REMITTANCE OF COMPANY MONEY

         Where authorized by us, you may accept premiums or purchase payments in accordance with our rules and regulations in force at the time of payment. We have the right at any time to revoke such authority in whole or in part and to limit it in any way. ALL MONIES OR OTHER CONSIDERATIONS RECEIVED BY YOU AS FULL OR PARTIAL PAYMENT OF PREMIUMS OR FOR ANY OTHER ITEM, WITHOUT EXCEPTION, SHALL BE HELD BY YOU IN TRUST SEPARATE FROM YOUR OWN OR OTHER FUNDS AND WILL BE IMMEDIATELY DELIVERED AND PAID TO THE COMPANY. Such remittances must be applied to the relevant item. You are not authorized to deposit any such monies or checks in your own account or any trust account, nor to accept any check made payable to you for any premium or other item.

  3.6    ADVERTISING

         (I) You agree that you will not place into use, or distribute to any person, any advertising, sales material or other document (including, without limitation, illustrations, telephone scripts and training materials) referring directly or indirectly to the Company or to any Company Contract, or cause, authorize or permit any person to do so, without our prior written consent. You agree that you will not use the name of the Company on any business card, letterhead or marquee or in any directory listing, or in any other manner, or cause, authorize or permit any producer or other person to do so, without our prior written consent.

         (ii) In making offers of the contracts, you agree to deliver the applicable currently effective prospectuses, as required by law.

         (iii) You agree that you and your solicitors will not misrepresent the Contracts and will make no oral or written representation which is inconsistent with the terms of the Contracts, prospectuses or sales literature or is misleading in any way.

                              VAR0119 (Rev. 7/00) 3

         (iv) The Company will use reasonable efforts to provide you with information and marketing assistance, including providing, without charge, reasonable quantities of advertising materials, sales literature, reports and current prospectuses.

         (v) The Company will deliver to you, and you agree to use, only sales literature and advertising material which conforms to all applicable legal requirements and which has been authorized by us.

  3.7    ERRORS AND OMISSIONS

         You are encouraged to maintain errors and omissions insurance covering your activities under this agreement. If you carry such insurance at any time, you agree to provide us with copies of the current binders evidencing the issuance of the errors and omissions, and within ten business days of each date such insurance is discontinued, suspended, reduced or terminated for any reason.

  3.8    COMPLIANCE WITH ADDITIONAL RULES

         You agree to abide by all laws, rules and regulation, including, without limitation, the rules of the NASD, insurance laws and state and federal securities and banking laws and including, without limitation, the maintenance of licenses and books and records required by applicable laws and regulations.

  4.     COMPANY RIGHT OF ACTION

         We are not obligated to accept any business produced by you or by a solicitor. We may reject applications for insurance without specifying the reason therefor, as well as settlements tendered or made thereunder, or take up and cancel any Contract for any reason and return the premium thereon or any part thereof.

         We, in our sole discretion, may at any time and from time to time do the following:

         (i)      modify or amend any Contract form;

          (ii) fix or change maximum and minimum limits on the amount for which any Contract form may be issued;

          (iii)modify or alter the conditions or terms under which any Contract form may be sold or regulate its sale in any way;

         (iv) discontinue or withdraw any Contract form from any geographic area or market segment, without prejudice to continuation of such form in any other area or market segment;

(v)      cease doing business in any area.

5.       COMPENSATION

         For each Contract sold under this agreement, we will pay you commissions as set forth in the applicable Commission Rate Schedule. You may also be eligible for compensation under other programs established by us from time to time. Payment of commissions and any other compensation will be subject to the terms and conditions of this agreement and to our rules and regulations in effect from time to time. Such rules and regulations may be changed by us at any time without notice. In any states in which you may not receive commissions pursuant to state insurance law, we will pay such commissions to the insurance agency or agencies with which you have associated yourself, as specified in the applicable Commission Rate Schedule.

                              VAR0119 (Rev. 7/00) 4

          The commissions and any other compensation payable by us to you will be payment in full for all services performed by you. Except as we may otherwise agree, you are not entitled to reimbursement for any expenses incurred by you.

  5.1    COMMISSIONS

         General - The "applicable Commission Rate Schedule" means the Commission Rate Schedule published by us from time to time for the type of Contract involved. Commission Rate Schedules are subject to change without notice. Copies may be obtained at any time.

         Repayment of Commissions - If any commission or other compensation to which you are not entitled under the terms of this agreement is paid to or retained by you, you will pay the same to the Company upon demand. You will pay to us upon demand all commissions received by or credited to you, or premiums collected, or evidence of indebtedness representing the same, taken on applications on which Contracts are not issued by us, or on Contracts declined by the applicant, or on Contracts canceled by us, and all commissions received or credited on premiums or any part thereof which for any reason we may return. In case of any provision requiring a refund of commissions or other compensation, we may, at our election, debit your account for the amount of the refund without demand or notice, or may demand the refund, or both, but debiting your account in such manner will not relieve you of your obligation to make the refund.

         Changes in Compensation - We reserve the right to change the rate of commissions and/or any other compensation payable under this agreement. Any such change will apply only to Contracts issued or other triggering events occurring after the effective date of the change.

         When Due - Commissions will be paid in accordance with our normal commission processing schedule. Commissions will be payable only on premiums paid in cash to and accepted by us on Contracts which were produced hereunder by you or by solicitors or producers while operating under your supervision. No premium will be considered paid in cash to the Company until it has been actually collected and transmitted to us and recorded on our records. Commissions and other compensation will accrue only as such premiums otherwise would become due.

         Commissions Paid in Advance - If we pay you a commission or other compensation on a premium which is or becomes due but which has not yet actually been paid to the Company, and if such premium is not paid in cash to the Company, you will refund any commission or other compensation which you have received on such premium.

         Conditions - Commissions and any other compensation under this agreement will be payable to you only if and so long as you are in existence and are continuously and properly licensed to transact insurance business for us and we may legally pay such commissions and other compensation.

         Accounting Year - We reserve the right at any time and from time to time, without notice to you, to change the period comprising our accounting year or subdivisions thereof.

  6.     INDEBTEDNESS

  6.1    LIEN AND OFFSETS

         You grant us a first lien on all commissions and any other compensation payable to you under this agreement or under any other existing or future agreement with Transamerica Occidental Life Insurance Company, Transamerica Life Insurance and Annuity Company, Transamerica Life
         Insurance Company of New York, or any other company which is a subsidiary or affiliate of Transamerica Occidental Life Insurance Company, Transamerica Corporation or Transamerica Insurance Corporation of California (referred to individually and collectively as "Transamerica entity" or "Transamerica

  VAR0119(Rev.  7/00) 5

         entities"), as security for the payment of any existing or future debit balance or other indebtedness of yours to us. We may at any time and from time to time, with or without notice or judicial action, exercise our lien by offsetting such indebtedness against any commissions and other compensation otherwise due to you. These liens shall not be extinguished by the termination of this agreement or any other agreement.

         All debit balances and other indebtedness of yours to us will be debited to your account, but debiting your account will not relieve you of your obligation to repay the indebtedness. You may not offset against any such indebtedness any compensation accrued or to accrue under this agreement or under any other agreement with us.

         We will be under no obligation to pay any commissions or other compensation to you, your executors, administrators or assigns, under this agreement or under any other existing or future agreement with us now or hereafter existing as long as your account with any Transamerica entity has a debit balance.

         Any debit balance of your account shall be payable to us upon demand and shall bear interest, payable monthly, at the rate declared by us from time to time. Any future change in interest rate may, at our option, be applied to the then remaining balance of any debit balance theretofore created as well as to debit balances thereafter created.

  6.2    MULTI-COMPANY ASSIGNMENT OF COMMISSIONS

         In order to  effectuate  the rights of offset set forth in Section 6.1, you hereby assign to each of the Transamerica entities, their successors and assigns, all of your right, title and interest in and to any and all commissions or other compensation now due and payable, or which becomes due in the future, under the terms of any and all agency contracts between you and any Transamerica entity. Each Transamerica entity shall receive and retain such commissions or other compensation only to the extent necessary to secure repayment of any of your present or future indebtedness to such Transamerica entity.

         You authorize us to make payment of all sums due to you under this agreement to any Transamerica entity which may be entitled to such payment under this Section 6.

  7.      DISPUTES AND LITIGATION

         Each party agrees to cooperate fully with each other in the resolution of all matters arising out of the business of this agreement. Any disputes between you and us will be settled through binding arbitration.

  7.1    COMPLAINTS AND CLAIMS

         You agree to notify us promptly of any complaint, claim or dispute involving an applicant, Contract or contractholder.

         You will not litigate any dispute with an applicant or policyholder, on any matter relating to the business of this agreement, without our prior written consent.

         We may settle any claim against us or you arising out of the business of this agreement. If you disagree with our settlement, you may seek arbitration pursuant to Section 7.2.

                              VAR0119 (Rev. 7/00) 6

7.2     DISPUTE RESOLUTION

         The parties agree that this agreement involves "commerce" within the meaning of the Federal Arbitration Act, and that any dispute between the parties arising out of or related to this agreement will be resolved by binding arbitration in accordance with this Section and the procedural and discovery rules of the Federal Arbitration Act. The arbitration will take place in Los Angeles, California, unless we mutually agree to another location. The arbitration will be determined by one neutral arbitrator as agreed upon by the Company and you. If the parties fail to appoint an arbitrator on a timely basis or are unable to agree on the choice of an arbitrator on a timely basis, the arbitrator will be appointed by the office of the Judicial Arbitration and Mediation Service in the city where the arbitration takes place, or by another mutually agreeable arbitration service. The arbitrator's decision will be binding on the parties and the decision will be final with no right of appeal. The award of the arbitrator may be entered as a final judgment in any court which has jurisdiction thereof. The cost of arbitration, including the fees of the arbitrator, will be borne by the party or parties as the arbitrator decides.

         EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO A TRIAL BY EITHER A JURY OR A COURT, INCLUDING BUT NOT LIMITED TO A TRIAL OF ANY ISSUE CONCERNING THE VALIDITY OF THIS SECTION 7.2 OR ANY PORTION THEREOF, AND THE RIGHT OF APPEAL FROM THE ARBITRATOR'S AWARD. EACH PARTY HERETO WAIVES ANY CLAIM TO RECOVER PUNITIVE DAMAGES AND NON-COMPENSATORY DAMAGES AGAINST THE OTHER PARTY.

  8.     TERMINATION

         Any party may terminate this agreement with or without cause by giving written notice to the other parties, specifying the effective date of termination.

  9.     MISCELLANEOUS PROVISIONS

         Certain provisions of this agreement are emphasized for the convenience of the reader. Nevertheless, all provisions apply equally.

  9.1    PREVIOUS AGREEMENTS

         Any and all prior agreements between the parties hereto authorizing the solicitation of SEC registered products, are hereby terminated and are superseded by this agreement.

  9.2    AMENDMENTS

         Neither party will not be bound by any promise, agreement, understanding or representation heretofore or hereafter made unless the same is made by an instrument in writing, signed by one of its officers, which expresses by its terms an intention to modify this agreement.

  9.3    FORBEARANCE

         Forbearance or neglect on the part of either party to insist upon compliance with the terms of this agreement or the rules and regulations of the Company shall not be construed as or constitute a waiver thereof.

  9.4    AGREEMENT NON-ASSIGNABLE

         You may not assign this agreement or any of the rights, authorities and benefits provided hereunder without our prior written consent. We agree not to withhold our consent unreasonably. Any attempted assignment as collateral security or assignment for the benefit of creditors will be subject to our rules and policies then in effect.

                              VAR0119 (Rev. 7/00) 7

9.5    SEVERABILITY

         This is a severable agreement. If any provision of this agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this agreement shall remain valid and duly enforceable as if the provision at issue had never been a part of this agreement.

   9.6   INDEPENDENT AGREEMENT

         The compensation provided by this agreement is separate from any compensation or consideration provided under any other agreement you may have with us or with one of our affiliates. Except as set forth in our applicable rules and regulations, your activities under this agreement will not be taken into account for purposes of any compensation or benefits under any such agreement.

  9.7    APPLICABLE LAW

         This Agreement shall be construed in accordance with the laws of the state of domicile of the contracting Insurance Company without giving effect to principles of conflict of laws. For Transamerica Occidental Life Insurance Company that state is California; for Transamerica Life Insurance and Annuity Company that state is North Carolina; and for Transamerica Life Insurance Company of New York that state is New York.

  9.8    TRADEMARKS

         The provision of Contracts and prospectuses and sales literature for the Contracts and underlying funding vehicles to the Broker shall not provide the Broker with any license to use any tradenames, trademarks, service marks or logos or proprietary information of the Company or any underlying funding vehicle or any affiliates thereof, except to the extent necessary for Broker to distribute the Contracts in accordance with the terms of this agreement.

  9.9    CONFIDENTIALITY

         Each party shall keep confidential any confidential information it may acquire as a result of this Agreement.

  9.10   SURVIVAL

         The  following   provisions   will  survive  the  termination  of  this
agreement: Sections 3, 5, 6, 7, 9.4, 9.5, 9.6, 9.7.

  10.    CORPORATIONS; PARTNERSHIPS

         The additional provisions set forth below apply to this agreement.

  10.1   OFFICIAL ACTIONS

         You may designate one or more individuals to deal with us on your behalf. Such designation must be made by your board of directors if you are a corporation or by any general partner if you are a partnership. In the absence of a designation, we may (but are not obligated to) deal with your president or any vice president (if you are a corporation) or any general partner (if you are a partnership).

  10.2   CHANGES

         You agree to inform us of any changes in your legal structure, and of any changes in your officers or partners. You also agree to inform us of any transfer of your stock or partnership interests. Upon receipt of such information, we may elect to terminate this agreement upon five days' written notice to you.

                              VAR0119 (Rev. 7/00) 8

  10.3   STATUS

         We may, from time to time, require you to provide us with evidence of your continued existence and good standing.

  11.    REPRESENTATIONS AND WARRANTIES; COMPLIANCE

         You represent, warrant and covenants that:

         (i) You are, and will remain during the term of this Agreement, a properly licensed and registered broker-dealer under applicable state and federal securities law and a member in good standing of the NASD.

         (ii) You will solicit applications for Contracts only through properly licensed insurance agents ("Insurance Agent"), duly appointed by the appropriate Insurance Company. For purposes of this Agreement, all acts and omissions of any Insurance Agent within the scope of this Agreement shall be deemed to be acts or omissions of Broker.

         (iii) You are in compliance, and will remain in compliance, with all applicable laws, rules and regulations, including, without limitation, those of the NASD and state and federal securities, banking and insurance laws.

         (iv) You have taken and will continue to take the actions appropriate to supervise your representatives and other associated persons to ensure compliance with all applicable laws and regulations.

         (v) You will comply, and will cause each Insurance Agent to comply, with any applicable Company policies and procedures, including, without limitation, those regarding replacements of Contracts, as amended from time to time.

         (vi) You will not solicit or sell any Contracts in connection with any "market timing" or "asset allocation" program or service, and if the Company determines in its sole discretion that you are soliciting or have solicited Contracts subject to any such program, the Company may take such action it deems necessary to halt such solicitations or sales, and in addition to any indemnification provided in Section 12 of this Agreement and any other liability that you may have, you will be liable to the Company and each underlying funding vehicle affected by any such program, for any damages or losses, actual or consequential, sustained by them as a result of such program.

  12.    INDEMNIFICATION

  12.1 Broker shall indemnify and hold harmless the Company, and each employee, director, officer and shareholder of the Company, against any losses, claims, damages or liabilities, including but not limited to reasonable attorney fees and court costs, to which the Company or any employee, officer, director or shareholder may be subject, which arise out of or are based on any violation of the terms of this Agreement, any Company policies or procedures or any applicable law by Broker, its representatives, the Insurance Agent, its agents and any employee, officer, director, shareholder, principal, partner and affiliate of the Broker or Insurance Agent. In the event the Company suffers a loss resulting from Broker or Insurance Agent activities, Broker hereby assigns any proceeds received under its fidelity bond to the Company to the extent of such losses. If there is any deficiency amount, whether due to a deductible or otherwise, Broker-Dealer shall promptly pay the Company such amount on demand and Broker-Dealer shall indemnify and hold harmless the Company from any such deficiency and from the costs of collection thereof (including reasonable attorney fees).

                              VAR0119 (Rev. 7/00) 9

     12.2 The Company shall indemnify and hold harmless Broker and each employee, officer, director or shareholder of Broker, against any losses, claims, damages or liabilities, including but not limited to reasonable attorney fees and court costs, to which Broker or any employee, officer, director or shareholder becomes subject which arises out of or is based on any violation of the terms of this Agreement or any applicable law by the Company and any employee or officer.

This Agreement is effective as of ___________________, 2______.

Transamerica Occidental Life Insurance Company
1150 South Olive Street
Los Angeles, CA  90015
Signature:
Name:
Title:


Transamerica Life Insurance and Annuity Company
401 North Tryon Street
Charlotte, NC  28202
Signature:
Name:
Title:


   Transamerica Life Insurance Company of New York
            100 Manhattanville Road
            Purchase, NY  10577
            Signature:
            Name:
            Title:


   Transamerica Securities Sales Corporation
            1150 South Olive Street
            Los Angeles, CA  90015
            Signature:
            Name:
            Title:




BROKER:

------------------------------------------------------
Signature
Name:
Title

                             VAR0119 (Rev. 7/00) 10
                                  Attachment #3

                           The Transamerica Series(R)

                      Classic(R) and Catalyst(R) Annuities

            Issued by Transamerica Life Insurance and Annuity Company

A. Contracts. Broker is authorized to sell The Transamerica Series Variable Annuity Contracts (the "Contracts") issued by --------- Transamerica Life Insurance and Annuity Company or Transamerica Life Insurance Company of New York.

B. Compensation. In consideration of the sales of each Contract, Transamerica shall pay Broker, or such insurance agency specified by Broker, the compensation described in one of the attached Options. Broker shall choose the Option to be applicable to each Contract when or before the initial Purchase Payment or Premium ("Purchase Payment") under the Contract is received by Transamerica, by sending to Transamerica a notice such as the attached example or such other notice acceptable to Transamerica. Without prior notice, Transamerica may change the amount of compensation payable pursuant to this Attachment #3 and this new compensation will be applicable prospectively on new Contracts and on new premiums received under then currently issued Contracts.

C.       Chargebacks.
         -----------

Rejection of Application and Exercise of Free Look.

In the event that a Purchase Payment is returned because the Insurance Company rejects the application for such Contract, or because the Purchase Payment or the application for the Contract are not in good order, or not timely received by Transamerica, or a refund is made because a purchaser exercises his free-look right under the Contract, then upon written request from Transamerica, Broker (or specified insurance agency) shall promptly repay any and all compensation received based on all Purchase Payments paid into the Contract and shall pay any loss incurred as a result of a Purchase Payment being returned which was not timely received or for which an application was not timely received by Transamerica.

D. Right of Set Off. With respect to commissions, compensation or any other amounts owed Broker (or insurance agency specified by it) by Transamerica, Transamerica shall have a right of set off against such amounts any monies owed Transamerica by Broker (or specified insurance agency) to the extent permitted by applicable law. This right of set off by Transamerica does not modify Broker's obligation to promptly pay Transamerica any amounts owed.

This Attachment #3 is made part of Sales Agreement with

_________________________________________________________("Broker") effective

 The effective date of the Sales Agreement or

 ________________________________. [Check one.]


                             Commission Schedule for

                  The Transamerica Classic(R) Variable Annuity

                             Effective June 15, 1999

Premiums.  A commission  will be paid to Broker for each  Premium  accepted on a
Contract for which Broker is the Broker-of-Record.  The commission paid is based
on  the   Contractowner's   age  and  which  commission  option  the  registered
representative chooses as follows:

    ------------------------------- ------------------------ ------------------------- ------------------------
          Commission Options               Ages 0-80                Ages 81-85               Ages 86-90
    ------------------------------- ------------------------ ------------------------- ------------------------
    ------------------------------- ------------------------ ------------------------- ------------------------
    Option A                        6.00% + .00% trail       3.00% + .00% trail        1.00% + .00% trail
    ------------------------------- ------------------------ ------------------------- ------------------------
    ------------------------------- ------------------------ ------------------------- ------------------------
    Option B                        5.00% + .25% trail       2.50% + .25% trail        0.75% + .25% trail
    ------------------------------- ------------------------ ------------------------- ------------------------
    ------------------------------- ------------------------ ------------------------- ------------------------
    Option C                        4.00% + .50% trail       2.00% + .50% trail        0.50% + .50% trail
    ------------------------------- ------------------------ ------------------------- ------------------------
    ------------------------------- ------------------------ ------------------------- ------------------------
    Option D                        3.00% + .75% trail       N/A                       N/A
    ------------------------------- ------------------------ ------------------------- ------------------------

Commissions will be paid weekly, based on Purchase Payments accepted during the prior week period.

Asset-Based Trailer. After a Contract has been in effect for 15 months an asset-based fee may be paid to Broker, based on the Commission Option chosen. The asset-based trail is based on the Contract Value of each Contract for which Broker is the Broker-of-Record at the time the fee is paid. The asset-based fee will be determined on the following annualized rate applied monthly to the Contract Value.

-------------------- --------------------
Annual Rate          Monthly Rate

-------------------- --------------------
-------------------- --------------------
       .25%               .020833%
       .50%               .041666%
       .75%                .0625%
-------------------- --------------------


The asset-based fee will be paid monthly, based on average aggregate Contract Value during the prior month period. The average aggregate Contract Value shall be the sum of the Contract Values on the first day of the prior month and on the last day thereof, divided by 2. If a contract is terminated or annuitizes at any time during a monthly period, no asset-based fee will be paid for that monthly period.

                             Commission Schedule for

                  The Transamerica Catalyst(R) Variable Annuity

                            Effective January 1, 1998

Premiums. A commission will be paid to Broker for each Premium accepted on a Contract for which Broker is the Broker-of-Record. The commission paid is based on the commission option the registered representative chooses as follows:

                         ---------------------------------------------------
                                         Commission Options

                         ---------------------------------------------------
                         ---------------------------------------------------
                                    Option A 4.00% + .00% trail

                         ---------------------------------------------------
                         ---------------------------------------------------
                                    Option B 3.00% + .25% trail

                         ---------------------------------------------------
                         ---------------------------------------------------
                                    Option C 2.00% + .50% trail

                         ---------------------------------------------------

Commissions will be paid weekly, based on Purchase Payments accepted during the prior week period.

Asset-Based Trailer. After a Contract has been in effect for 15 months an asset-based fee may be paid to Broker, based on the Commission Option chosen. The asset-based trail is based on the Contract Value of each Contract for which Broker is the Broker-of-Record at the time the fee is paid. The asset-based fee will be determined on the following annualized rate applied monthly to the Contract Value.

-------------------- --------------------
Annual Rate          Monthly Rate

-------------------- --------------------
-------------------- --------------------
 .25%                 .020833%
 .50%                 .041666%
-------------------- --------------------


The asset-based fee will be paid monthly, based on average aggregate Contract Value during the prior month period. The average aggregate Contract Value shall be the sum of the Contract Values on the first day of the prior month and on the last day thereof, divided by 2. If a contract is terminated or annuitizes at any time during a monthly period, no asset-based fee will be paid for that monthly period.

                                  Attachment #4

                           The Transamerica Series(R)

                       Tribute(R) Variable Universal Life

            Issued by Transamerica Occidental Life Insurance Company

A.    Contracts.    Broker   is    authorized    to   sell   the    Transamerica
Series(R)Tribute(R)Variable Universal Life Policies (the "Contracts") --------- issued by Transamerica Occidental Life Insurance Company.

B. Compensation. In consideration of the sales of each Contract, Transamerica shall pay Broker, or such insurance agency specified by Broker, the compensation described in the attached Commission Schedule. Commissions will be paid with regard to any Contract to Broker during the term of this Agreement as long as Broker is Broker-of-Record for the Contract. Without prior notice, Transamerica may change the amount of compensation payable pursuant to this Attachment #4 and this new compensation will be applicable prospectively on new Contracts.

C.       Chargebacks.
         -----------

Rejection of Application and Exercise of Free Look.

In the event that a premium payment to a Contract is returned because the Insurance Company rejects the application for such Contract, or because the premium payment or the application for the Contract is not in good order, or not timely received by Transamerica, or a refund is made because a purchaser exercises his free-look right under the Contract, then upon written request from Transamerica, Broker (or specified insurance agency) shall promptly repay any and all compensation received based on all premium payments paid into the Contract and shall pay any loss incurred as a result of a premium payment being returned which was not timely received or for which an application was not timely received by Transamerica.

D. Right of Set Off. With respect to commissions, compensation or any other amounts owed Broker (or insurance agency specified by it) by Transamerica, Transamerica shall have a right of set off against such amounts any monies owed Transamerica by Broker (or specified insurance agency) to the extent permitted by applicable law. This right of set off by Transamerica does not modify Broker's obligation to promptly pay Transamerica any amounts owed.

_________________________________________________________("Broker") effective

 The effective date of the Sales Agreement or

                                            . [Check one.]
 -------------------------------------------

                             Commission Schedule for

                             Transamerica Tribute(R)

                   Variable Universal Life Insurance Policies

A. New policies

Commissions paid on new policies are (1) first year commissions on payments; (2) renewal year commissions on payments; and (3) trail commissions on unloaned policy values beginning in the second policy year.

1. First year commissions. Payments received at our Variable Life Service Center between the date of issue for the policy and the day before the first policy anniversary, inclusive, will earn first year commissions. Payments received by us with the application for a new policy or at any other time before the date of issue will also earn first year commissions and will be considered as received on the date such payments are first allocated to the policy on or after the date of issue of the policy.

First year commissions are equal to:

o 80% of payments made to the policy, up to and including target premium amounts for the policy; and o 4.44% of payments made to the policy in excess of target premiums.

2. Renewal year commissions on payments. Payments received by us at our Variable Life Service Center on or after the first anniversary of a policy will earn renewal year commissions.

Renewal year commissions on payments are equal to 1.77% of payments made.

3. Trail commissions. Beginning in the second policy year, trail commissions may be earned on each policy. Trail commissions are calculated at the end of each calendar quarter. In order to be eligible for trail commissions, the policy must be in force on the calculation date, and the policy must be in its second or later policy year.

Trail commissions, on an annual basis, are equal to .26% of the unloaned policy value. The rate applied to the unloaned policy value to calculate the quarterly trail commission is one-fourth of the annual rate and is equal to .066% of the unloaned policy value.

B. Commissions on Face Amount Increases

A portion of payments received by us at our Variable Life Service Center between the effective date of a face amount increase requested by the policy owner through one day before the annual anniversary of that effective date, inclusive, may earn first year commissions. The portion of the payments eligible for first year commissions for the face amount increase is termed "face increase payment". A face increase payment is the percentage of the payment received which is equal to the ratio of the face amount increase to the total face amount for the policy.

First year commissions on face increase payments are equal to:

o 80% of face increase payments made to the policy, up to and including target premium amounts for the face amount increase; and

o 4.44% of payments made to the policy in excess of target premiums for the face amount increase.


Thiscommission schedule applies to Transamerica Tribute(R) Variable Universal Life Insurance policies (Policy form number TA 1031-97, offered by Transamerica Occidental Life Insurance Company) issued on or after April 1, 2000 and which do not replace existing policies issued by Transamerica Occidental Life Insurance Company or any of its affiliated companies. Commissions applicable to replacements, conversions, or other types of internal exchanges will be in accordance with Transamerica's rules. Policy form number may vary by jurisdiction.

                                  Attachment #5

                             The Transamerica Series

                                Bounty(R) Annuity

             Issued by Transamerica Life Insurance & Annuity Company

A. Contracts. Broker is authorized to sell the Bounty(R)annuity contracts (the "Contracts") issued by Transamerica Life --------- Insurance and Annuity Company.

B. Compensation. In consideration of the sales of each Contract, Transamerica shall pay Broker, or such insurance agency specified by Broker, the compensation described in the attached Commission Schedule. Without prior notice, Transamerica may change the amount of compensation payable pursuant to this Attachment #5 and this new compensation will be applicable prospectively on new Contracts and on new premiums received under then currently issued Contracts.

C.       Chargebacks.
         -----------

Rejection of Application and Exercise of Free Look.

In the event that a Purchase Payment is returned because the Insurance Company rejects the application for such Contract, or because the Purchase Payment or the application for the Contract are not in good order, or not timely received by Transamerica, or a refund is made because a purchaser exercises his free-look right under the Contract, then upon written request from Transamerica, Broker (or specified insurance agency) shall promptly repay any and all compensation received based on all Purchase Payments paid into the Contract and shall pay any loss incurred as a result of a Purchase Payment being returned which was not timely received or for which an application was not timely received by Transamerica.

Withdrawals Within 12 Months.

In the event any contract holder exercises any right of full or partial surrender or withdrawal under a contract within 12 months of the date the Insurance Company receives any Purchase Payment, Broker (or specified insurance agency) shall promptly repay to Insurance Company any and all compensation received based on all Purchase Payments which are withdrawn within 12 months of the date received by the Insurance Company. For such purposes, Purchase Payments shall be treated on a "last in, first out" basis.

D. Right of Set Off. With respect to commissions, compensation or any other amounts owed Broker (or insurance agency specified by it) by Transamerica, Transamerica shall have a right of set off against such amounts any monies owed Transamerica by Broker (or specified insurance agency) to the extent permitted by applicable law. This right of set off by Transamerica does not modify Broker's obligation to promptly pay Transamerica any amounts owed.

This Attachment #5 is made part of Sales Agreement with

_________________________________________________________("Broker") effective

 The effective date of the Sales Agreement or

 __________________________________. [Check one.]

                             Commission Schedule for

                       The Transamerica Bounty(R) Annuity

                          Effective September 28, 1998

Premiums. A commission will be paid to Broker for each Premium accepted on a Contract for which Broker is the Broker-of-Record. The -------- commission paid is based on the Contractowner's age as follows:

                     ---------------------------- ------------------------- -------------------------
                              Ages 0-75                  Ages 76-85                Ages 86-90
                     ---------------------------- ------------------------- -------------------------
                     ---------------------------- ------------------------- -------------------------
                        1.00% + 1.00% trails        0.75% + 0.75% trails      0.50% + 0.50% trails
                     ---------------------------- ------------------------- -------------------------

Commissions will be paid weekly, based on Purchase Payments accepted during the prior week period.

Asset-Based Trails. After a Contract has been in effect for 12 months an asset-based fee ("trail") may be paid to Broker. The asset-based trail is an annual rate based on the Contract Value of each Contract for which Broker is the Broker-of-Record at the time the fee is paid. The asset-based fee will be determined on the following annualized rate applied monthly to the Contract Value.

-------------------- --------------------
Annual Rate          Monthly Rate

-------------------- --------------------
-------------------- --------------------
       .50%               .041666%
       .75%                .0625%
       1.00%               .0833%
-------------------- --------------------


The asset-based fee will be paid monthly, based on average aggregate Contract Value during the prior month period. The average aggregate Contract Value shall be the sum of the Contract Values on the first day of the prior month and on the last day thereof, divided by 2. If a contract is terminated or annuitizes at any time during a monthly period, no asset-based fee will be paid for that monthly period.

                                  Attachment #6

                           The Transamerica Series(R)

                       Lineage(R) Variable Universal Life

            Issued by Transamerica Occidental Life Insurance Company

A.  Contracts.  Broker is  authorized to sell the  Transamerica  Lineage(R)SPVUL
contracts  (the   "Contracts")   issued  by   Transamerica   -------------------
Occidental Life Insurance Company ("Transamerica").

B. Compensation. In consideration of the sales of each Contract, Transamerica shall pay Broker, or such insurance agency specified by Broker, the compensation described in the attached Commission Schedule. Commissions will be paid with regard to any Contract to Broker during the term of this Agreement as long as Broker is Broker-of-Record for the Contract. Without prior notice, Transamerica may change the amount of compensation payable pursuant to this Attachment #6 and this new compensation will be applicable prospectively on new Contracts.

C.       Chargebacks.

         Rejection of Application and Exercise of Free Look.

         In the event that a premium payment ("payment") is returned because Transamerica rejects the application for such Contract, or because the payment or the application for the Contract is not in good order, or not timely received by Transamerica, or a refund is made because a purchaser exercises his free look right under the Contract, then upon written request from Transamerica, Broker (or specified insurance agency) shall promptly repay any and all compensation received based on all payments paid into the Contract and shall pay any loss incurred as a result of a payment being returned which was not timely received or for which an application was not timely received by Transamerica.

D. Right of Set Off. With respect to commissions, compensation or any other amounts owed Broker (or insurance agency specified by it) by Transamerica, Transamerica shall have a right of set off against such amounts any monies owed Transamerica by Broker (or specified insurance agency) to the extent permitted by applicable law. This right of set off by Transamerica does not modify the Broker's obligation to promptly pay Transamerica any amounts owed.

         _________________________________________________("Broker") effective

         |_| The effective date of the Sales Agreement or

         |_|                                . [Check one.]
             -------------------------------

                             Commission Schedule for

                             Transamerica Lineage(R)

   Modified Single Payment Variable Universal Life Insurance (SPVUL) Contracts

General

Transamerica Lineage(R) SPVUL may be purchased as either a single life contract or as a second-to-die contract insuring two lives and paying a net death benefit upon the death of the last surviving insured. Proposed insureds must be 89 years old or younger. Age on the date of issue for a contract is based on the insured's age as of that person's most recent birthday on or before the date of issue. Although intended primarily as a single payment variable universal life insurance contract, additional payments are permitted, within limits, through the contract anniversary coinciding with or immediately following the insured's 100 birthday. On a second-to-die contract, the 100th birthday of the younger insured is used. The contract requires a single payment of at least $10,000. Loans outstanding on another life insurance contract may be carried over to the contract pursuant to an Internal Revenue Code Section 1035 Exchange ("Exchange").

Commission Payments, Rates, and Options

There are three commission options available for contracts issued when the insured is 80 years old or younger on the date of issue. For contracts issued when the insured is at least 81 years old, there is one commission option. For second-to-die contracts, the age of the older insured is used to determine the insured's age on the date of issue for commission purposes. Each commission option provides for a commission based on a percentage of the payment made to the contract. Certain commission options also provide for trail commissions calculated and paid quarterly beginning in the second contract year on in-force contracts.

For purposes of commissions, payments include the initial payment, as well as any subsequent payments made to the contract, except that payments do not include: (a) the amount of any carry-over loan from another life insurance contract transferred to the contract pursuant to an Exchange; and (b) any amounts treated as loan repayments on the contract. Carry-over loan amounts do not earn commissions. Loan repayments do not earn commissions.

Beginning in the second contract year, trail commissions may be earned on each contract under selected commission options. Trail commissions are calculated at the end of each calendar quarter. In order to be eligible for trail commissions, the contract must be in force on the calculation date, and the contract must be in its second or later contract year.

Trail commissions are equal to the specified percentage for the applicable commission option multiplied by the unloaned contract value as of the calendar quarter-end. The rates listed in the table, below, are the annualized trail commission rates. The rate applied to the unloaned contract value to calculate the quarterly trail commission is one-fourth of the annual rate.

Commission Options

------------------------------- ----------------- --------------------------------------- -------------------------------
                                     Option               Percentage of Payment               Annualized Trail Rate

------------------------------- ----------------- --------------------------------------- -------------------------------
------------------------------- ----------------- --------------------------------------- -------------------------------
Issue Ages 0-80                        A                          7.00%                             None (0%)
------------------------------- ----------------- --------------------------------------- -------------------------------
------------------------------- ----------------- --------------------------------------- -------------------------------
                                       B                          5.25%                               0.21%
------------------------------- ----------------- --------------------------------------- -------------------------------
------------------------------- ----------------- --------------------------------------- -------------------------------
                                       C                          3.50%                               0.56%
------------------------------- ----------------- --------------------------------------- -------------------------------
------------------------------- ----------------- --------------------------------------- -------------------------------

------------------------------- ----------------- --------------------------------------- -------------------------------
------------------------------- ----------------- --------------------------------------- -------------------------------
Issue Ages 81-89                       D                          5.25%                             None (0%)
------------------------------- ----------------- --------------------------------------- -------------------------------

For Option B, the quarterly trail commission rate is 1/4 of 0.21% or 0.054%. For Option C, the quarterly trail commission rate is 1/4 of 0.56% or 0.14%.

The commission option election for a contract is specified on the application for that contract. Any additional payments received for that contract will earn commissions under that same option. Commission options may not be changed for a contract once that contract has been issued. This rule applies to all contracts, including contracts issued on applications submitted through one broker-dealer which are subsequently transferred to another broker-dealer in connection with a contract owner's request or otherwise.

If no commission option is specified on the application, the option for the contract will be option A or, for contracts issued where the insured is at least 81 years old, option D. All contracts on which the insured is at least 81 years old on the date of issue will be paid under Option D. Any other election on such applications will not apply and will be ignored.

This commission schedule applies to Transamerica Lineage(R) Modified Single Payment Variable Universal Life Insurance contracts (Contract form number TA 1032-98, offered by Transamerica Occidental Life Insurance Company) issued on or after April 1, 2000 and which do not replace existing policies issued by Transamerica Occidental Life Insurance Company or any of its affiliated companies. Commissions applicable to replacements, conversions, or other types of internal exchanges, if allowed, will be in accordance with Transamerica's rules. Contract form number may vary by jurisdiction.

              Variable Insurance Products Sales Agreement Amendment

                                       And

                               Commission Schedule

                                       For

                               Transamerica Elite

                    Variable Universal Life Insurance Policy

Amendment

The attached Variable Insurance Product Sales Agreement ("Agreement") is hereby amended with regard to the Transamerica Elite Variable Universal Life Insurance Contract ("Elite Policies") of Transamerica Occidental Life Insurance Company ("Company"). The amendments to the Agreement are as follows:

1. Company's underwriter for the Elite Policies shall be AFSG Securities Corp. ("ASFG"), and AFSG shall be solely responsible for performing all underwriting functions for the Elite Policies under the Agreement.

2. The paragraph entitled "Conditions" under section 5.1 of the Agreement is amended in its entirety to read as follows:

         "Upon termination of this Agreement all compensation to you shall cease; however, (i) you shall continue to receive commissions that are due to you under the Commission Rate Schedule (continuing or otherwise) that arise from the sale of an Elite Policy by you prior to the termination of this Agreement, provided that the obligation to pay such commissions shall cease after the tenth year following the date of issue of the Elite Policy, and (ii) you shall continue to be liable for all chargebacks pursuant to the provisions of the Commission Rate Schedule and/or for any other amounts that Company advanced to you or that you otherwise owe Company hereunder. You shall have no interest in any surrender charges, deductions or other fees payable to the Company."

--------------------------------------------------------------
                            COMMISSION RATE SCHEDULE

--------------------------------------------------------------
--------------------------------------------------------------
                                       TO

--------------------------------------------------------------
                        VARIABLE INSURANCE PRODUCTS SALES

--------------------------------------------------------------
                                    AGREEMENT

--------------------------------------------------------------

     TRANSAMERICA ELITE (Issue Ages 0-85)

     Commission Payable on Band 1:

     80.00% of premiums received in first policy year up to the Policy's Target Premium (as shown on the Policyholder Reference Sheet).

     Commissions Payable on Excess Over Band 1:

     2.00% of premiums received in first policy year in excess of the Policy's Target Premium and of premiums received in years two (2) through ten (10).

     Trail Commissions

     While the attached Agreement remains in force, and subject to its other conditions, trail commissions will be paid beginning on the 5th policy anniversary and on each policy anniversary thereafter, on policies then in force having a cash value of $10,000 or more (excluding policy loans). The amount payable will equal the trail commission percentage shown below multiplied by the cash value (excluding policy loans) on the then current policy anniversary.

     .20%Trail Commissions

     Chargebacks

     In the event a Transamerica Elite policy is terminated for any reason other than death of the insured and the premiums received are less than the Chargeback Premium, the commission account will be charged with an amount equal to the following formula:


     Chargeback=(Commissions Credited Under Band 1 Premiums) x

        (Total Premiums Received Prior to
Lesser of {.5, [1 -      Termination       )]}
                    -----------------------
            Chargeback Premium*


     *Chargeback Premium for a Transamerica Elite policy is two (2) times the Annualized Target Premium.

     Other Adjustments

     No commissions of any kind are payable on an above policy which replaces, exchanges or terminates another life policy of the Company or any direct or indirect affiliates of AEGON USA, Inc. unless such replacement is accomplished in accordance with the Company rules in force at that time. Solicitors acknowledge that replacement of a contract sold hereunder is subject to all applicable laws and regulations, including the preparation of appropriate replacement forms and delivery of same to applicants and to the Company. Such reports are to be furnished in the proper format on forms provided by the Company. Commissions are reissued, replaced or converted policies, or for issue ages not published by the Company, are not covered under this Schedule but may be quoted upon request to the Home Office.

     The Company reserves the right to adjust or chargeback commissions for decreases in amounts of insurance not contractually allowed and for face amounts of insurance in excess of $10 million.

The  foregoing  Variable  Insurance  Products  Sales  Agreement   Amendment  And
Commissions Schedule is agreed to by and between:

Transamerica Occidental Life Insurance Company
1150 South Olive Street

Los Angeles, CA  90051

By:
   -----------------------------------------------------------

     Name
         --------------------------------------------

     Title
          ----------------------------------------------------


AFSG Securities Corporation
4333 Edgewater Road NE
Cedar Rapids, IA  52499

By:
   -----------------------------------------------------------

     Name
         --------------------------------------------

     Title
          ----------------------------------------------------


Broker-Dealer
              ---------------------------------------

Address
       ----------------------------------------------



By:
   -----------------------------------------------------------

     Name
         --------------------------------------------

     Title
          ----------------------------------------------------


Transamerica Securities Sales Corporation hereby consents to the Variable Insurance Products Sales Agreement Amendment

By:
   -----------------------------------------------------------

     Name
         --------------------------------------------

     Title
          ----------------------------------------------------


 Transamerica Insurance and Investment Group     Registered
 Licensing Department                            Representative
 P. O. Box 31848                                 Annuity & Long Term Care
 Cedar Rapids, IA  52406-3183                    (LTC) Data Sheet
 Telephone:   (319) 297-8211
 Facsimile:   (319) 297-8132
--------------------------------------------- ------------------------------


State(s) for Which

Appointment is Requested         Licenses Currently Held for Appointment State(s)
----------------------------    --------------------------------------------------
                                       License                License Number                Resident                 Non-Resident
                             -------------------------- -------------------------- -------------------------- ----------------------
1.                           Life, LTC
------------------------                                ------------------------------------
                             Variable Annuity

2.                           Life , LTC
------------------------
                             Variable Annuity
                                                        ------------------------------------

3.                           Life, LTC
------------------------
                             Variable Annuity


Check product(s) that you are requesting appointment for:     Life               Long Term Care   Variable Annuity

--------------------------------------------------------------------------------------------------------------------
 Representative

(Applicant):
                               -------------------------------------------------
                               Name                                                     Date of Birth

Your Central Registration      Your representative number with your B-D/Bank                     Your Social Security Number
Depository CRD Number


Home Address                                       City                               State                    Zip Code

Broker-Dealer/Bank Affiliation

                             Broker-Dealer/Bank Name


Branch Business Address                            City                               State                    Zip Code

Branch Number (if any)                             Branch Phone Number                Branch Fax Number
---------------------------------------------------------------------------------------------------------------------

The following questions must be personally answered by the applicant. If you answer yes to any question, please provide a detailed explanation on a separate piece of paper and include that explanation with this appointment request.

1.       Have you ever had a license (other than a driver's license) revoked or suspended?                            Yes
                                                                                                                    No

2.       Have you ever been convicted of, or plead guilty or nolo contendre ("no contest"), to (1) any felony; or
     (2) any misdemeanor involving insurance or investments, fraud, false statements or omissions, wrongful taking
     of property or forgery?                                                                                          Yes
                                                                                                                    No

3.       Are there any lawsuits, judgments, or liens pending against you?                                            Yes
                                                                                                                    No

4.       Have you ever been subject to an order or disciplinary action by the NASD, SEC, state insurance
     department or any other regulatory agency?                                                                      Yes
                                                                                                                    No

As part of this application process, an investigation consumer report may be made, with information obtained through personal interviews with neighbors, friends, past employers, business associates and others with whom you are acquainted. This inquiry includes information as to your character, general reputation, personal characteristics, and mode of living, whichever may be applicable. You have a right to make a written request within a reasonable period of time to receive additional information about the nature and scope of this investigation


Signature of Representative (Applicant)                                                                   Date


Broker-Dealer/Bank Signature/Stamp                                                               Date

Attachments:        Copy of NASD registration                     Copy(ies) of current life, health/variable annuity
license(s)
                    Completed state appointment form              Other
                                                                                              --------------------------------------


                               Notice and Release

                  Notice To Persons Applying For Sales Representative Positions With Transamerica Occidental Life Insurance Company, Transamerica Life Insurance and Annuity Company and Transamerica Life Insurance Company of New York.

Federal law requires you be advised that in connection with your application to represent Transamerica Occidental Life Insurance Company, Transamerica Life Insurance and Annuity Company and/or Transamerica Life Insurance Company of New York, (referred to as "Transamerica"), for the purpose selling its products, a consumer report and/or investigative consumer report may be prepared whereby information is obtained through credit reporting agencies and/or personal interviews with your neighbors, friends or to others with whom you are acquainted. Such reports are usually part of the process of evaluating suitability for a sales representative position. Inquiry may be made into your character, general reputation, personal characteristics, and mode of living and credit information. It is possible that a representative of a firm employed to make such reports may call upon you in person.

You have a right to request disclosure of the nature and scope of the investigation upon written request to our Home Office made within a reasonable time after receipt of this notice.

                      Authority For Release Of Information

To Whom It May Concern:

I hereby authorize Transamerica or its legal representative to obtain any information from former or current employers, criminal justice agencies, consumer reporting agencies, or individuals, relating to my activities. This information may include, but is not limited to achievement, performance, attendance, personal history, credit and conviction records. I hereby direct you to release such information upon request to Transamerica or its legal representative. I understand that Transamerica or its legal representative may be required by law to release information obtained to government agencies.

I hereby release any individual, including record custodians, from any and all liability for damages of whatever kind of nature which may at any time result to me on account of compliance, or any attempts to comply, with this authorization. A photocopy of this release shall be as valid as the original.

I hereby acknowledge that I have read and have been given a copy of this Notice and Release.

Signature:
Date:


Full Name (Print):
                    ---------------------------------------------

Current Address:
                   ----------------------------------------------

                            A Summary of Your Rights

                       Under the Fair Credit Reporting Act

The Federal Fair Credit Reporting Act (FCRA) is designed to promote accuracy, fairness, and privacy of information in the files of every "consumer reporting agency" (CRA). Most CRAs are credit bureaus that gather and sell information about you - such as if you pay your bills on time or have filed bankruptcy - to creditors, employers, landlords, and other businesses. You can find the complete text of the FCRA, 15 U.S.C. 1681-1681u, at the Federal Trade Commission's web sit (http://www.ftc.gov). The FCRA gives you specific rights, as outlined below. You may have additional rights under state law. You may contact a state or local consumer protection agency or at local consumer protection agency or a state attorney general to learn those rights.

o You must be told if information in your file has been used against you. Anyone who uses information from a CRA to take action against you - such as denying an application for credit, insurance, or employment - must tell you, and give you the name, address, and phone number of the CRA that provided the consumer report.

o You can find out what is in your file. At your request, a CRA must give you the information in your file, and a list of everyone who has requested it recently. There is no charge for the report if a person has taken action against you because of information supplied by the CRA, if you request the report within 60 days of receiving notice of the action. You also are entitled to one free report every twelve months upon request if you certify that (1) you are unemployed and plan to seek employment within 60 days, (2) you are on welfare, or (3) your report is inaccurate due to fraud. Otherwise, a CRA may charge you up to $8.

o You can dispute inaccurate information with the CRA. If you tell a CRA that your file contains inaccurate information, the CRA must investigate the items (usually within 30 days) by presenting to its information source all relevant evidence you submit, unless your dispute is frivolous. The source must review your evidence and report its findings to the CRA. (The source also must advise national CRAs - to which it has provided the data - of any error.) The CRA must give you a written report of the investigation, and a copy of your report if the investigation results in any change. If the CRA's investigation does not resolve the dispute, you may add a brief statement to your file. The CRA must normally include a summary of your statement in future reports. If an item is deleted or a dispute statement is filed, you may ask that anyone who has recently received your report be notified of the change.

o Inaccurate information must be corrected or deleted. A CRA must remove or correct inaccurate or unverified information from its files, usually within 30 days after you dispute it. However, the CRA is not required to remove accurate data from your file unless it is outdated (as described below) or cannot be verified. If your dispute results in any change to your report, the CRA cannot reinsert into your file a disputed item unless the information source verifies its accuracy and completeness. In addition, the CRA must give you a written notice telling you it has reinserted the item. The notice must include the name, address and phone number of the information source.

o You can dispute inaccurate items with the source of the information. If you tell anyone - such as a creditor who reports to a CRA - that you dispute an item, they may not then report that information to a CRA without including a notice of your dispute. in addition, once you've notified the source of the error in writing, it may not continue to report the information it if is, in fact, an error.

o Outdated information may not be reported. In most cases, a CRA may not report negative information that is more than seven years old; ten years for bankruptcies.

o Access to your file is limited. A CRA may provide information about you only to people with a need recognized by the FCRA - usually to consider an application with a creditor, insurer, employer, landlord, or other business.

A Summary of Your Rights Under the Fair Credit Reporting Act
Page 2

o    Your consent is required for reports  that are  provided to  employers,  or reports that contain medical information. A CRA may not give out information about you to your employer, or prospective employer, without your written consent. A CRA may not report medical information about you to creditors, insurers, or employers without your permission.

o You may choose to exclude your name from CRA lists for unsolicited credit and insurance offers. Creditors and insurers may use file information as the basis for sending you unsolicited offers of credit or insurance. Such offers must include a toll-free phone number for you to call if you want your name and address removed from future lists. If you call, you must be kept off the lists for two years. If you request, complete, and return the CRA form provided for this purpose, you must be taken off the lists indefinitely.

o You may seek damages from violators. If a CRA, a user or (in some cases) a provider of CRA data, violates the FCRA, you may sue them in state or federal court.

The FCRA gives several different federal agencies authority to enforce the FCRA:

------------------------------------------------------------------------------------ --------------------------------------------
FOR QUESTIONS OR CONCERNS REGARDING:                                                 PLEASE CONTACT:
------------------------------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------------------------------ --------------------------------------------
CRAs, creditors and others not listed below.                                         Federal Trade Commission
                                                                                     Consumer Response Center - FCRA
                                                                                     Washington, DC  20580
                                                                                     (212) 326-3761
------------------------------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------------------------------ --------------------------------------------
National banks, federal branches/agencies of foreign banks (word "National" or       Office of the Comptroller of the Currency
initials "N.A." appear in or after bank's name).                                     Compliance Management, Mail Stop 6-6
                                                                                     Washington, DC  20219
                                                                                     (800) 613-6743
------------------------------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------------------------------ --------------------------------------------
Federal Reserve System member banks (except national banks, and federal              Federal Reserve Board
branches/agencies of foreign banks).                                                 Division of Consumer & Community Affairs
                                                                                     Washington, DC  20551
------------------------------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------------------------------ --------------------------------------------
Savings associations and federally chartered savings banks (word "Federal" or        Office of Thrift Supervision
initials "F.S.B." appear in federal institution's name).                             Consumer Programs
                                                                                     Washington, DC  20552
                                                                                     (800) 842-6929
------------------------------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------------------------------ --------------------------------------------
Federal credit unions (words "Federal Credit Union" appear in institution's name).   National Credit Union Administration
                                                                                     1775 Duke Street
                                                                                     Alexandria, VA  22314
------------------------------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------------------------------ --------------------------------------------
State-chartered banks that are not members of the Federal Reserve System.            Federal Deposit Insurance Corporation
                                                                                     Division of Compliance & Consumer Affairs

                                                                                     Washington, DC  20429
                                                                                     (800) 934-FDIC

------------------------------------------------------------------------------------ --------------------------------------------
------------------------------------------------------------------------------------ --------------------------------------------
Air, surface, or rail common carriers regulated by former Civil Aeronautics Board or Department of Transportation
Interstate Commerce Commission.                                                      Office of Financial Management
                                                                                     Washington, DC  20590
                                                                                     (202) 366-1306
------------------------------------------------------------------------------------ ---------------------------------------------
------------------------------------------------------------------------------------ ---------------------------------------------
Activities subject to the packers and Stockyards Act, 1921.                          Department of Agriculture
                                                                                     Office of Deputy Administrator

------------------------------------------------------------------------------------ ---------------------------------------------

                   Transamerica Insurance and Investment Group

                                               Licensing Department

                                               P. O. Box 31848                                                 Broker-Dealer/Bank
                                               Cedar Rapids, IA  52406-3183                                    Data Sheet
                                               Telephone:   (319) 297-8211
                                               Facsimile:   (319) 297-8132
---------------------------------------------- --------------------------------------------------------------- -------------------

Please complete a separate Broker-Dealer/Bank Data Sheet for each situation in which the broker-dealer conducts business under a different name or tax identification number in a state. The broker-dealer/bank will be appointed with Transamerica Life and Annuity Company and/or Transamerica Occidental Life
Insurance Company in every state in which the broker-dealer/bank intends to write business, with the exception of New York. In New York, the appointment will be with Transamerica Life Insurance Company of New York.

--------------------------------------------------------------------- ------------------------------------------------------------

                         BROKER-DEALER/BANK

                                                                                               Corporate Name

                          MAILING ADDRESS

                                                                                      Street Address or P.O. Box Number


                                                                                        City                     State    Zip
                                                                      Code
                           STREET ADDRESS
                           (if different)
                                                                                      Street Address or P.O. Box Number


                                                                                        City                     State    Zip
                                                                      Code
--------------------------------------------------------------------- --------------------------------------------------------

--------------------------------------------------------------------- --------------------------------------------------------

                     TAX IDENTIFICATION NUMBER                                        -
                                                                      --------------

--------------------------------------------------------------------- --------------------------------------------------------

--------------------------------------------------------------------- --------------------------------------------------------


                                                                                              Name

                       PRIMARY CONTACT PERSON                         Title

                                                                      (        )                       (        )
                                                                                           Telephone Number
                                                                                        Facsimile Number

--------------------------------------------------------------------- --------------------------------------------------------

The following questions must be answered for the firm and for the principal of the firm. If the answer to any question is yes, provide a detailed explanation on a separate sheet of paper and include that explanation with this appointment request.

Firm
1.       Has a license or permit to conduct business ever been suspended or revoked?                                  Yes
                                                                                                                     No

2.       Are there any lawsuits, judgments or liens currently pending against the firm?                              Yes
                                                                                                                      No

3.       Has the firm ever been the subject of an administrative order or disciplinary action by the NASD, SEC,
     any state insurance department, any state securities department or any other regulatory agency?                  Yes
                                                                                                                      No

Principal

Name and title of person for whom answers are provided below:

1.       Have you ever had a license (other than drivers license) revoked or suspended?                              Yes
                                                                                                                      No

2.       Have you ever been convicted of, or plead guilty or nolo contendre to, (1) any felony; or (2) any misdemeanor involving insurance or investments, fraud, false statements or omissions, wrongful taking of
     property or forgery?                                                                                             Yes
                                                                                                                     No

3.       Are there currently any lawsuits, judgments or liens pending against you?                                   Yes
                                                                                                                      No

4.       Have you ever been the subject of an administrative order or disciplinary action by the NASD, SEC any
     state securities department, any state insurance department or any other regulatory agency?                     Yes
                                                                                                                      No

Customer Complaints and Regulatory Complaints

1. Indicate below the number of customer complaints received in the last 24 months of each category:

     A.  Misrepresentation
                           -----------------
     B.  Improper Suitability
                                    -----------------
     C.  Fraud
                                    -----------------

2. Indicate the number of regulatory  complaints  received in the last 24 months
for  each  category:   A.   Misrepresentation   -----------------   B.  Improper
Suitability ----------------- C. Fraud -----------------


Appointment Process

1. What procedures do you employ to conduct a background check of each new representative at initial hiring?







2. What procedures do you employ to update the background check information on each representative after hiring?







Attachments:

 Listing of all states in which the broker-dealer/bank, operating under the tax identification number shown, is currently licensed to sell: (a) all variable annuities and in which the broker-dealer/bank intends to write business with Transamerica Life and Annuity Company, or in New York, Transamerica Life Insurance Company of New York; and (b) life insurance and in which the broker-dealer/bank intends to write business with Transamerica Occidental Life Insurance Company.

 Copies of corporate life,  health and variable  annuity licenses for each
state for which  appointment  is requested.    Listing,  by state,  of all
branches of the broker-dealer/bank including street address, mailing address and the name and telephone number of a contact person.
 Approximate number of properly licensed representatives, by state, expected to be appointed to solicit life, long term care or variable annuity business involving Transamerica's products.

 If a public company, please provide copies of annual statements for the past three years.


                         Signature                         Date


                          Title

 Transamerica Insurance and Investment Group
 Licensing Department
 P. O. Box 31848
 Cedar Rapids, IA  52406-3183
 Telephone:   (319) 297-8211
 Facsimile:   (319) 297-8132
---------------------------------------------------------------------


STATE APPOINTMENT APPLICATION

Indicate the states in which you intend to write variable annuity/life business by placing an "X" in the box next to the state name. For each state indicated, provide the approximate number of representatives for whom appointment will be sought. Include a copy of each license and indicate that a copy has been included by placing an "X" in the appropriate box.

---------------------------- -------------------- ------------------- ------------------------- -------------------- ---------------
   State Appointment(s)           Number of          License Copy       State Appointment(s)         Number of         License Copy
          Sought               Representatives         Attached                Sought             Representatives         Attached
---------------------------- -------------------- ------------------- ------------------------- -------------------- --------------
Alabama                                                   Montana
                             --------------------                                               --------------------
                             --------------------                                               --------------------
Alaska                                                    Nebraska
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Arizona                                                   Nevada
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Arkansas                                                  New Hampshire
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
California                                                New Jersey
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Colorado                                                  New Mexico
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Connecticut                                               New York
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Delaware                                                  North Carolina
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
District of Columbia                                      North Dakota
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Florida                                                   Ohio
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Georgia                                                   Oklahoma
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Hawaii                                                    Oregon
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Idaho                                                     Pennsylvania
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Illinois                                                  Rhode Island
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Indiana                                                   South Carolina
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Iowa                                                      South Dakota
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Kansas                                                    Tennessee
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Kentucky                                                  Texas
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Louisiana                                                 Utah
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Maine                                                     Vermont
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Maryland                                                  Virginia
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Massachusetts                                             Washington
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Michigan                                                  West Virginia
-----                        --------------------                                               --------------------
                             --------------------                                               --------------------
Minnesota                                                 Wisconsin
-----                                                                                           --------------------
                             --------------------                                               --------------------
Mississippi                                               Wyoming
-----                        --------------------                                               --------------------
Missouri
-----                        --------------------


